POWER OF ATTORNEY


         Each person whose signature appears below hereby authorizes and appoints Samuel L. Eichenfield and Bruno A. Marszowski, and each of them severally, as his attorneys-in-fact, with full power of substitution and resubstitution, to sign and file on his behalf individually and in each such capacity stated below, FINOVA Capital Corporation's Annual Report on Form 10-K, and any amendments thereto, to be filed with the Securities and Exchange Commission, the New York Stock Exchange, and otherwise, as fully as such person could do in person, hereby verifying and confirming all that said attorneys-in-fact, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signatures                         Title                      Date
----------                         -----                      ----

Principal Executive
Officer


 /s/Samuel L. Eichenfield          Chairman, President and      February 17,1998
----------------------------       Chief Executive Officer
Samuel L. Eichenfield



Principal Financial and
Accounting Officer


 /s/Bruno A. Marszowski             Senior Vice President-      February 17,1998
----------------------------        Controller and Chief
Bruno A. Marszowski                 Financial Officer



Directors


 /s/W. Carroll Bumpers                                          February 26,1998
----------------------------
W. Carroll Bumpers


 /s/Robert J. Fitzsimmons                                       February 17,1998
----------------------------
Robert J. Fitzsimmons


 /s/Gregory C. Smalis                                           February 17,1998
----------------------------
Gregory C. Smalis